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                                                                    EXHIBIT 10.7

                         MANAGEMENT CONSULTING AGREEMENT

     THIS MANAGEMENT CONSULTING AGREEMENT (this "AGREEMENT") is entered into by and among Rexnord Corporation, a Delaware corporation (the "COMPANY"), George M. Sherman (the "CONSULTANT"), Cypress Group, LLC, a Maryland limited liability company ("CYPRESS"), and Cypress Industrial Holdings, LLC, a Maryland limited liability company ("CYPRESS INDUSTRIAL"), effective as of November 25, 2002 (the "EFFECTIVE DATE").

                                    RECITALS

     A. Company desires to engage Cypress to assist Company on the terms and conditions set forth herein;

     B.   Company believes that it is in its best interest to engage Cypress;

     C. Company desires that Consultant be the individual responsible for performing the duties set forth in this Agreement; and

     D. Cypress desires to be engaged by Company in the capacities and on the terms and conditions described herein.

                                    AGREEMENT

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. SCOPE OF ENGAGEMENT. Company agrees to engage Cypress, and Cypress hereby accepts such engagement, on the terms and conditions set forth herein effective as of the Effective Date, until this Agreement is terminated in accordance with SECTION 4. Consultant and Cypress agree that Consultant shall provide all consulting services to be performed under this Agreement by Cypress. Consultant understands that Company will classify Cypress as an independent contractor for all purposes. Payments due to Cypress hereunder shall not be subject to withholding except as required by law.

     2. DUTIES.

          a. During the term of this Agreement, Consultant agrees to serve as a director in the capacity of Non-Executive Chairman of the Board of Directors of Company (the "BOARD") and the Board of Directors of RBS Global, Inc., a Delaware corporation ("RBS GLOBAL").

          b. Consultant and Cypress acknowledge and agree that Consultant and Cypress have a duty to act in the best interests of Company. Consultant and Cypress acknowledge and agree not to knowingly commit any act that would injure the business, interests or reputation of Company or, to the best of Consultant's and Cypress' knowledge, any of Company's subsidiaries, affiliates or owners.

          c. During the term of this Agreement it is expected that, Consultant shall (i) devote two days on average per month advising Company with respect to management strategy;

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(ii) attend four Board meetings per year; and (iii) attend one annual strategy session with TC Group, L.L.C., a Delaware limited liability company.

     3. COMPENSATION. As compensation for Consultant's services, Consultant or Cypress shall receive the following amounts:

          a. Subject to SECTION 5, Company shall pay Consultant or Cypress a base consulting fee equal to $250,000 per year ("BASE CONSULTING FEE") on a monthly basis for the performance of the duties set forth in SECTION 2.

          b. Company shall reimburse either Consultant or Cypress for all reasonable expenses incurred by Consultant during the term of this Agreement for travel, lodging, entertainment, and other business expenses incurred in connection with Company's business.

          c. On the Effective Date, Cypress Industrial shall be granted non-qualified stock options to purchase 78,152 shares of common stock (the "COMMON STOCK") of RBS Global (constituting two percent of the outstanding shares of Common Stock calculated on a fully diluted basis giving effect to all options granted and all shares of Common Stock reserved for issuance under any equity program as of November 25, 2002, and all outstanding warrants, convertible securities and other rights to acquire Common Stock as of November 25, 2002), at a price of $100.00 per share. Such options shall be governed by the terms of the Non-Qualified Stock Option Agreement, a copy of which is attached hereto as Exhibit A.

     4. TERMINATION. This Agreement shall be terminable as follows:

          a.   automatically upon the death of Consultant;

          b. by either Company, Consultant or Cypress for any reason with 15 days prior written notice to the other party;

          c. by the Company for "Cause". The Company shall have "Cause" to terminate this Agreement upon:

               (i) failure by Consultant to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board or the Board of Directors of RBS Global consistent with the terms of this Agreement that is not remedied within 30 days after receipt of written notice from the Company specifying such failure;

               (ii) the Consultant's conviction, plea of no contest, plea of NOLO CONTENDERE, or imposition of unadjudicated probation for any felony;

               (iii) the Consultant's unlawful use (including being under the influence) or possession of illegal drugs;

               (iv) the Consultant's commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company;

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               (v)    Consultant's, Cypress' or Cypress Industrial's material
                      breach of this Agreement or that certain Stockholders Agreement entered into among RBS Global, Carlyle Partners III, L.P. and Consultant (the "STOCKHOLDERS AGREEMENT"), pursuant to the terms thereof and such breach continues unremedied for 30 days after receipt by the Consultant of written notice; or

          d. by Consultant, Cypress or Cypress Industrial for "Good Reason". Consultant, Cypress or Cypress Industrial shall have Good Reason to terminate this Agreement upon:

               (i) failure by the Company to continue Consultant as non-executive Chairman of the Board of the Company or the Board of Directors of RBS Global (or if RBS Global does not own a majority of the capital stock of the Company, the Board of Directors of the entity that owns the majority of the capital stock of the Company);

               (ii) material diminution in Consultant's responsibilities, duties or authority with the Company;

               (iii) the Company's breach of this Agreement and such breach continues unremedied for a period of 30 days after the Company receives written notice of such breach; or

               (iv) RBS Global's or Carlyle Partners III, L.P.'s breach of the Stockholders Agreement and such breach continues unremedied for 30 days after receipt of written notice of such breach.

     5. EFFECT OF TERMINATION. The sole liability of Company under this Agreement upon termination of this Agreement shall be (a) to reimburse either Consultant or Cypress pursuant to SECTION 3b for reasonable expenses incurred by Consultant during the term of this Agreement; (b) to pay any earned Base Consulting Fee not theretofore paid pursuant to SECTION 3a (appropriately pro-rated to the date of termination); and (c) to comply with any other obligations under this Agreement which expressly survive termination of Cypress' engagement, including, without limitation, the indemnification obligations set forth in SECTION 9 hereof.

     6. NONDISCLOSURE OF PROPRIETARY INFORMATION.

          a. Except as required in the faithful performance of Consultant's duties hereunder or pursuant to SECTION 6c below or as expressly authorized by Company in writing, Consultant, Cypress and Cypress Industrial shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any confidential and proprietary information or trade secrets of the Company or its Subsidiaries, including, without limitation, information that is confidential and proprietary with respect to Company's business operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential

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and proprietary information or trade secrets. The parties hereby stipulate and agree that as between them the foregoing information is important and material and affects the successful conduct of the businesses of Company (and any successors or assignees of Company). Information that (i) is generally known by the public, other than as a result of Consultant's, Cypress' or Cypress Industrial's acts or failure to act; (ii) is obtained by Consultant, Cypress or Cypress Industrial from third persons not known to the Consultant, Cypress or Cypress Industrial to be under an agreement to maintain the confidentiality of the information received; or (iii) Consultant, Cypress or Cypress Industrial is legally required to disclose, is not subject to the restrictions of this SECTION 6a.

          b. Upon termination of this Agreement for any reason, Consultant, Cypress and Cypress Industrial will promptly deliver to Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of Company.

          c. Consultant, Cypress, or Cypress Industrial may respond to a lawful and valid subpoena or other legal process but shall give Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to Company and its counsel the documents and other information sought and shall assist the Company and such counsel at the Company's expense in resisting or otherwise responding to such process.

          d. For purposes of this SECTION 6, the term "COMPANY" shall include Company and each of its current and future subsidiaries.

     7. NO COMPETITION.

          a. Except as otherwise permitted herein, during the term of Consultant's engagement and during the 12 month period following the expiration of this Agreement none of Consultant, Cypress or Cypress Industrial shall:

               (i) without the prior written consent of Company, which consent may be granted or withheld by Company in its sole discretion, directly or indirectly engage in, consult, have any equity interest in, or manage or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business which competes with any material business of Company anywhere in the world (as conducted during the term of this engagement), PROVIDED, HOWEVER, that (A) Consultant, Cypress, and Cypress Industrial shall be permitted to acquire stock or membership interests in such an entity provided the entity is publicly traded and the acquired interest is not more than five percent (5%) of the outstanding shares or membership interests of the entity; and (B) Consultant, Cypress, and Cypress Industrial shall be permitted to hold stock or membership interests in companies and businesses in which Consultant, Cypress, Cypress Industrial or other entities affiliated with Consultant hold stock or membership interests immediately prior to the Effective

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                      Date (including without limitation, stock in Colfax, Inc.
                      and related entities), or invested prior to the Effective Date; or

               (ii) solicit or accept, if offered, with or without solicitation, on Consultant's, Cypress', or Cypress Industrial's behalf or on behalf of any other person, the services of any person who is an employee of Company, nor solicit any of Company's employees to terminate employment with Company (it being understood that the foregoing shall not apply to employees solicited or hired without the Consultant's knowledge and shall not preclude Cypress, Cypress Industrial or other companies or businesses associated with the Consultant from soliciting employees generally through newspaper or other mass media advertising or hiring employees who respond to such solicitation).

          b. In the event the terms of this SECTION 7 shall be determined by any court of competent jurisdiction to be unenforceable because the provision extends for too great a period of time, over too great a geographical area, or for any other reason, the provision shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

          c. For purposes of this SECTION 7, the term "COMPANY" shall include Company and each of its affiliates.

     8. INJUNCTIVE RELIEF; SURVIVAL.

          a. Consultant, Cypress and Cypress Industrial recognize and acknowledge that a breach of the covenants contained in SECTION 6 and SECTION 7 will cause irreparable damage to Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any breach will be inadequate. Accordingly, Consultant, Cypress and Cypress Industrial agree that in the event of a breach of any of the covenants contained in SECTION 6 and SECTION 7, in addition to any other remedy which may be available at law or in equity, Company will be entitled to specific performance and injunctive relief.

          b. The rights and obligations of the parties arising under SECTION 6 and SECTION 7 of this Agreement shall survive, and will not be impaired by, the expiration of Consultant's engagement by Company.

     9. INDEMNIFICATION. The Company agrees that during the term of this Agreement and following the time Consultant's and Cypress' relationship with the Company is terminated, Consultant, Cypress and Cypress Industrial shall be entitled to receive indemnification from time to time from the Company in accordance with the Company's charter, bylaws and applicable law to the extent Consultant, Cypress or Cypress Industrial (each such person, for purposes of this SECTION 9, an "INDEMNITEE" and collectively the "INDEMNITEES")become subject to suits, claims, actions, causes of action, proceedings or investigations or would otherwise be entitled to or could seek indemnification thereunder in respect of matters which involve actions Consultant or

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Cypress have taken or omitted to take prior to the date their relationship with the Company terminates in their capacity as an employee, officer, director, consultant or agent of or to the Company. The Company shall provide such indemnification to the fullest extent permitted by its charter, bylaws and applicable law. Without limiting the generality of and in addition to the foregoing, to the fullest extent permitted by its charter, bylaws and applicable law, the Company shall defend, indemnify and hold the Indemnitees harmless for, from and against all demands, suits, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, judgments, proceedings, investigations and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees and disbursements) ("Losses"), imposed on or incurred by the Indemnitees relating to Consultant's or Cypress' relationship with the Company, including by reason of actions or omissions taken or made by Consultant or Cypress during the term of this Agreement. The Company will also advance reasonable fees and expenses to the Indemnitees to the maximum extent permitted by law to the extent the Indemnitees become subject to or involved in any suit, claim, action, cause of action, proceeding or investigation involving the Company, PROVIDED that each such person agrees and undertakes to reimburse the Company for all expenses paid by the Company to such Indemnitee pursuant hereto in the event and only to the extent that it shall be finally determined by a court of competent jurisdiction that Indemnitee is not entitled, under the provisions of the Company's charter, bylaws, this Agreement, applicable law, or otherwise, to be indemnified by the Company for such expenses, or if Indemnitee receives reimbursement of such expenses from any other source.

          Promptly after receipt by any Indemnitee of notice of the commencement of any action, suit, or proceeding, such Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof. The failure of such Indemnitee to notify the Company shall have no effect on the obligations of the Company hereunder except if, and only to the extent that, the Company suffers actual prejudice or material loss resulting from such failure. The Company will be entitled to participate in any such action, suit or proceeding at its own expense. Except as otherwise provided below, to the extent that it may wish, the Company shall be entitled to assume the defense thereof, with counsel satisfactory to such Indemnitee. After notice from the Company to such Indemnitee of its election to assume the defense thereof, the Company will not be liable to such Indemnitee under this Agreement for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof except as otherwise provided below. The Indemnitees shall have the right to employ counsel in such action, suit, or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitees (and not subject to indemnification or reimbursement hereunder) unless (a) the employment of counsel by the Indemnitees has been authorized by the Company, (b) the Indemnitees shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitees in the conduct of the defense of such action, or (c) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of one counsel acting on behalf of the Indemnitees shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit, or proceeding brought by or on behalf of the Company. The Company shall not be liable to indemnify any Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Company's written consent. The Company shall not settle any such action or claim in any manner without such Indemnitee's written consent. Neither the Company nor any Indemnitee will unreasonably withhold its or his consent to any proposed settlement.

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          During the term of this Agreement and for a period of six (6) years following its termination, the Company shall maintain directors and officers liability insurance with the limits and retentions substantially similar to the insurance which is in effect on the date hereof and the Consultant shall be covered thereunder.

          For purposes of this SECTION 9, the term "Company" shall include Company and each of its subsidiaries.

     10. LEGAL FEES. The Company agrees that it shall reimburse Consultant, Cypress or Cypress Industrial for reasonable legal fees and expenses Consultant, Cypress or Cypress Industrial collectively incurred in connection with the negotiation and execution of this Agreement and the related Stockholders Agreement.

     11. PRESS RELEASES. The Company agrees that Consultant shall have a right to approve in good faith the terms of any press release that may be issued with respect to the Consultant including press releases concerning the engagement and the termination of the Consultant's engagement with the Company. Notwithstanding the foregoing, the Company may make any disclosure required by law without the approval of Consultant.

     12. DIRECTORS AND OFFICERS LIABILITY INSURANCE. The Company shall purchase directors ad officers liability insurance coverage in the amount of $25,000,000 from, and at all times maintain such coverage with, an insurer selected by the Company.

     13. ASSIGNMENT. Consultant and Cypress shall not be entitled to assign this Agreement by operation of law or otherwise without the prior written consent of the Company, and the Company shall not be entitled to assign this Agreement to any party by operation of law or otherwise without the prior written consent of the Consultant. This Agreement shall be binding upon Company, Consultant and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributes, devisees, and legatees, as applicable. Consultant shall be entitled to assign his right to receive all or a portion of his Base Consulting Fee and to direct that all or a part of such payments be made payable to Cypress in the manner contemplated by this Agreement.

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     14. COMPLETE AGREEMENT. This Agreement and the related agreements attached hereto as Exhibits A-1 through A-2 constitute the complete agreement and understanding concerning the arrangement between the parties and shall supersede all other agreements, understandings or commitments between the parties as to the arrangement.

     15. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

     16. NOTICE. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given when deposited in the mail, registered or certified, postage prepaid, and addressed to the party entitled to receive notice at the following address (or such addresses as the parties may subsequently designate in writing in accordance herewith):

          COMPANY:
          Rexnord Corporation

          ______________________________

          ______________________________

          ______________________________


          with a copy to:

          TC Group, L.L.C.
          1001 Pennsylvania Avenue, N.W.
          Suite 220 South
          Washington, D.C. 20004
          Attention:

          with a copy to:

          Latham & Watkins
          555 11th Street, N.W.
          Suite 1000
          Washington, D.C. 20004
          Attention: Daniel T. Lennon, Esq.

          CONSULTANT
          George M. Sherman
          7292 Fisher Island Drive
          Miami, FL 33109

          _________________________


          with a copy to:

          Miles & Stockbridge, P.C.
          10 Light Street
          Baltimore, MD 21202
          Attention: John B. Frisch

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          CYPRESS OR CYPRESS INDUSTRIAL

          Cypress Group, LLC
          111 South Calvert Street
          Suite 2700
          Baltimore, MD 21202
          Attention: George M. Sherman

          with a copy to:

          Miles & Stockbridge, P.C.
          10 Light Street
          Baltimore, MD  21202
          Attention: John B. Frisch

     17. WAIVER. No party shall be deemed to have waived any right, power or privilege under this Agreement or any provisions hereof unless the waiver shall have been duly executed in writing and acknowledged by the party to be charged with the waiver. The failure of any party at any time to insist upon performance of any of the provisions of this Agreement shall in no way be construed to be a waiver of any provision of this Agreement, nor in any way to affect the validity of this Agreement or any part hereof. No waiver of any breach of this Agreement shall be held to be a waiver of any subsequent breach.

     18. CHOICE OF LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the state of Delaware without regard to the principles of conflicts of law of Delaware or any other jurisdiction, and where applicable, the laws of the United States.

     19. AMENDMENT. This Agreement may not be amended or modified at any time except by a written instrument executed by Company, Cypress, Cypress Industrial and Consultant.

     20. CONSTRUCTION. This Agreement shall be deemed drafted equally by the parties. The language contained in this Agreement shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) "and" and "or" are each used both conjunctively and disjunctively;
(c) "any," "all," "each," or "every" means "any and all," and "each and every";
(d) "includes" and "including" are each "without limitation"; (e) "herein," "hereof," "hereunder" and other similar compounds of the word "here" refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

     21. ENFORCEMENT. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, the provision shall be fully severable; this Agreement shall be construed and enforced as if the illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and

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the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to the illegal, possible and be legal, valid and enforceable.

                           [SIGNATURE PAGE TO FOLLOW]

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


COMPANY:
                         REXNORD CORPORATION


                          By:        /s/ Praveen Jeyarajah
                                -----------------------------------
                          Name:
                                -----------------------------------
                          Title:
                                -----------------------------------


CONSULTANT:               GEORGE M. SHERMAN


                          By:                 /s/
                             --------------------------------------
                          Name: George M. Sherman


CYPRESS:                  CYPRESS GROUP, LLC

                          By: George M. Sherman


                          By:                 /s/
                             --------------------------------------
                          Name: George M. Sherman
                          Title: Managing Member


CYPRESS INDUSTRIAL:       CYPRESS INDUSTRIAL HOLDINGS, LLC


                          By: George M. Sherman


                          By:                 /s/
                             --------------------------------------
                          Name: George M. Sherman
                          Title: Managing Member

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